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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-91141, 333-54118, 333-74920) and Form S-3
(File Nos. 333-59224, 333-68446) of Plains All American Pipeline, L.P. of our report dated August 2, 2002 relating to the financial statements of Basin Pipeline, Rancho Pipeline and the Permian Basin Gathering System, which appears in this Current Report on Form 8-K of Plains All American Pipeline, L.P. dated August 9, 2002.

PricewaterhouseCoopers LLP

Houston, Texas
August 9, 2002

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